Exhibit 8.1

SUBSIDIARIES OF VIKING HOLDINGS LTD*

Subsidiary	Ownership	Country of Incorporation
Viking River Cruises Australia Pty. Ltd.	100%	Australia
Viking China Investments Ltd	100%	Bermuda
Viking Cruises Holdings Ltd	100%	Bermuda
Viking Cruises International Ltd (previously Viking Cruises China Ltd)	100%	Bermuda
Viking Cruises Ltd	100%	Bermuda
Viking Cruises USA Ltd	100%	Bermuda
Viking Expedition Ltd	100%	Bermuda
Viking Expedition Ship I Ltd	100%	Bermuda
Viking Expedition Ship II Ltd	100%	Bermuda
Viking Financial Services Ltd	100%	Bermuda
Viking Fulfillment Center Ltd	100%	Bermuda
Viking Investments Asia Ltd	100%	Bermuda
Viking Ocean Cruises Finance Ltd	100%	Bermuda
Viking Ocean Cruises Ltd	100%	Bermuda
Viking Ocean Cruises II Ltd	100%	Bermuda
Viking Ocean Cruises Ship I Ltd	100%	Bermuda
Viking Ocean Cruises Ship II Ltd	100%	Bermuda
Viking Ocean Cruises Ship V Ltd	100%	Bermuda
Viking Ocean Cruises Ship VI Ltd	100%	Bermuda
Viking Ocean Cruises Ship VII Ltd	100%	Bermuda
Viking Ocean Cruises Ship VIII Ltd	100%	Bermuda
Viking Ocean Cruises Ship IX Ltd	100%	Bermuda
Viking Ocean Cruises Ship X Ltd	100%	Bermuda
Viking Ocean Cruises Ship XI Ltd	100%	Bermuda
Viking Ocean Cruises Ship XII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XIII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XIV Ltd	100%	Bermuda
Viking Ocean Cruises Ship XV Ltd	100%	Bermuda
Viking Ocean Cruises Ship XVI Ltd	100%	Bermuda
Viking Ocean Cruises Ship XVII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XVIII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XIX Ltd	100%	Bermuda
Viking Ocean Cruises Ship XX Ltd	100%	Bermuda
Viking Ocean Cruises Ship XXI Ltd	100%	Bermuda
Viking Ocean Cruises Ship XXII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XXIII Ltd	100%	Bermuda
Viking Ocean Cruises Ship XXIV Ltd	100%	Bermuda
Viking River Cruises (Bermuda) Ltd	100%	Bermuda
Viking River Cruises Ltd	100%	Bermuda
Viking River Tours Ltd	100%	Bermuda
Viking Sea Ltd	100%	Bermuda
Viking Services Ltd	100%	Bermuda
Viking Tours Ltd	100%	Bermuda
Viking Services V.R.C.S (Cambodia) Co., Ltd	100%	Cambodia
Shenzhen China Merchants Viking Cruises Tourism Ltd	50%	China
Viking Cruises (Shanghai) Ltd	100%	China
Dilo Holdings Limited	99.8%	Cyprus
Laspenta Holdings Limited	100%	Cyprus
Sherry Nile Cruises Company for Floating Hotels JSC	55%	Egypt
Viking Aton Nile Cruises LLC	95%	Egypt
Viking Osiris Nile Cruises JSC	95%	Egypt
Viking River Cruises Egypt for Floating Hotels (S.A.E.)	95%	Egypt
Viking Catering France SAS	100%	France
Viking Cruises S.A.	100%	France
Ship & Dock Service GmbH	100%	Germany
Viking Technical GmbH	100%	Germany
Viking River Cruises UK Limited	100%	Great Britain
Viking Cruises Asia Limited	100%	Hong Kong
Viking Investments Hong Kong Ltd	100%	Hong Kong
Viking Hungary Kft	100%	Hungary
Viking Kikoto Zartkoruen Mukodo Reszvenytarsasag	100%	Hungary
Viking Travel Services Limited	100%	Isle of Man
Viking Japan Limited	100%	Japan
Viking River Cruises Limited	100%	Liberia

Viking Croisieres S.A.	100%	Luxembourg
Viking Hydrogen AS	100%	Norway
Viking Cruises Portugal, S.A.	100%	Portugal
Passenger Fleet LLC	100%	Russia
Riverport sro	100%	Slovak Republic
Viking Catering AG	100%	Switzerland
Viking Cruises (Switzerland) AG	100%	Switzerland
Viking River Cruises AG	100%	Switzerland
Viking Fleet Ukraine Ltd.	100%	Ukraine
Viking Ukraine Ltd.	99.9%	Ukraine
Viking Catering USA LLC	100%	USA
Viking Mississippi LLC	100%	USA
Viking Mississippi Services LLC	100%	USA
Viking River Cruises, Inc.	100%	USA
Viking River Cruises (International) LLC	100%	USA
Viking USA LLC	100%	USA

*	Includes subsidiaries that do not fall under the definition of “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X.